SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Amendment No. 1 to Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2010

DAVE & BUSTER’S, INC.
(Exact name of registrant as specified in its charter)

Missouri (State of incorporation)	001-15007 (Commission File Number)	43-1532756 (IRS Employer Identification Number)

2481 Manana Drive
Dallas TX 75220
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Explanatory Note

This Amendment No. 1 (“Amendment No. 1”) to Current Report on Form 8-K amends and restates in its entirety the Current Report on Form 8-K we filed on September 8, 2010.

Item 4.01 Changes in Registrant’s Certified Accountant.

On August 25, 2010, Ernst & Young, LLP (the “Former Auditors”) was dismissed as our independent auditors.  The Audit Committee of our Board of Directors approved their dismissal on August 24, 2010.

The Former Auditors’ audit report on our consolidated financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During our most recent two fiscal years and through the subsequent interim period on or prior to August 25, 2010, (a) there were no disagreements between us and the Former Auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditors, would have caused the Former Auditors to make reference to the subject matter of the disagreement in connection with its report; and (b) no reportable events as set forth in Item 304(a)(1)(v)(A) through (D) of Regulation S-K have occurred.

As required by Item 304(a)(3) of Regulation S-K, we have provided the Former Auditors with a copy of this Amendment No. 1 and have requested the Former Auditors to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us and, if not, stating the respects in which it does not agree.  A copy of such letter, dated August 31, 2010, is attached as Exhibit 16.1 hereto.

On September 3, 2010, we issued a press release announcing that effective September 2, 2010, the Audit Committee of our Board of Directors appointed KPMG LLP as our new independent registered public accounting firm for the fiscal year ending January 30, 2011.  During our two most recent fiscal years and subsequent interim period on or prior to September 2, 2010, we have not consulted with KPMG LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter, dated August 31, 2010, from Ernst & Young, LLP to the Securities and Exchange Commission.

99.1	Press Release dated September 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S, INC.

Date: September 21, 2010	By:	/s/ Jay L. Tobin
Senior Vice President, General Counsel
and Secretary